Exhibit 99.1

Press/Analyst Contacts
Adobe Contacts:
Jodi Warner
Public Relations
408.536.2084
jwarner@adobe.com

Mike Saviage
Investor Relations
408.536.4416
ir@adobe.com

Macromedia Contacts:
Steve Ballerini
Public Relations
415.832.2700
sballerini@macromedia.com

Mike Look
Investor Relations
415.832.5995
mlook@macromedia.com

FOR IMMEDIATE RELEASE

Adobe and Macromedia Stockholders Approve Acquisition

SAN JOSE, Calif.—August 24, 2005— Adobe Systems Incorporated (Nasdaq: ADBE) and Macromedia, Inc. (Nasdaq: MACR) announced that the stockholders of each company have voted in favor of Adobe’s proposed acquisition of Macromedia at their respective special stockholder meetings held today. Of the 75.0 percent of outstanding Adobe shares voted, approximately 99.0 percent were cast in favor of the acquisition. Of the 73.2 percent of outstanding Macromedia shares voted, approximately 99.8 percent were cast in favor of the acquisition.

Pursuant to the terms of the acquisition agreement, holders of Macromedia common stock will receive 1.38 shares of Adobe common stock for each share of Macromedia common stock they own at the closing of the acquisition. The companies anticipate that the transaction will close in Fall 2005, subject to appropriate regulatory approvals and the satisfaction of other closing conditions.

About Adobe Systems Incorporated

Adobe is the world’s leading provider of software solutions to create, manage and deliver high-impact, reliable digital content. For more information, visit www.adobe.com.

About Macromedia

Experience matters. Macromedia is motivated by the belief that great experiences build great businesses. Our software empowers millions of business users, developers, and designers to create and deliver effective, compelling, and memorable experiences - on the Internet, on fixed media, on wireless, and on digital devices.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include expectations about the timing of the merger and the satisfaction of closing conditions to the transaction, including the receipt of regulatory approvals. Actual results may differ materially from those contained in the forward-looking statements in this press release. Adobe and Macromedia undertake no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Additional Information and Where to Find It

Adobe Systems Incorporated has filed a registration statement on Form S-4, and Adobe and Macromedia, Inc. have filed a related joint proxy statement/prospectus, in connection with the merger transaction involving Adobe and Macromedia. Investors and security holders are urged to read the registration statement on Form S-4 and the related joint proxy/prospectus because they contain important information about the merger transaction. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Adobe by contacting Adobe Investor Relations at 408-536-4416. Investors and security holders may obtain free copies of the documents filed with the SEC by Macromedia by contacting Macromedia Investor Relations at 415-832-5995.

Adobe, Macromedia and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Adobe and Macromedia in connection with the merger transaction. Information regarding the special interests of these directors and executive officers in the merger transaction is included in the joint proxy statement/prospectus of Adobe and Macromedia described above. Additional information regarding the directors and executive officers of Adobe is also included in Adobe’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on March 14, 2005. Additional information regarding the directors and executive officers of Macromedia is also included in Macromedia’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on June 20, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Adobe and Macromedia as described above.

© 2005 Adobe Systems Incorporated. All rights reserved. Adobe and the Adobe logo are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.